EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for First Quarter Ended December 31, 2014

•	Consolidated Q1 revenue of $18.4 million

•	Non-GAAP loss from continuing operations of $0.9 million and GAAP loss from continuing operations of $3.1 million

•	Consolidated Q1 GAAP net income of $56.1 million after taking into effect Income from discontinued operations of $59.3 million, net of tax

•	Space Photovoltaics segment divestiture completed on December 10, 2014

•	Telecommunications Fiber Optics business divestiture completed on January 2, 2015

•	Anticipate Q2 revenue of $17 to $19 million for the remaining Broadband Fiber Optics business

ALHAMBRA, California, February 12, 2015 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the broadband and specialty fiber optics market, today announced financial results for its first quarter ended December 31, 2014.

Financial Highlights - First Quarter Ended December 31, 2014

Financial Highlights	For the Three Months Ended December 31,
(in thousands)	2014	2013
Revenue	$18,416	$14,663
Gross Profit	$5,179	$2,391
Operating loss	$(5,005)	$(5,089)
Loss from continuing operations - Non-GAAP	$(873)	$(3,892)

Financial Statement Highlights for the First Quarter of Fiscal 2015:

•	Consolidated revenue was $18.4 million, representing a 25.6% increase from the prior year

•	Consolidated gross margin was 28.1%, an increase from the 16.3% gross margin reported in the prior year

•	Increase in the SG&A due to higher stock-based compensation and severance and compensation expense associated with the sale of the Photovoltaics business

•	Non-GAAP loss from continuing operations was $0.9 million, or $0.03 per share, an improvement of approximately $3.0 million over the prior year

•	Consolidated operating loss was $5.0 million, a $0.1 million decrease when compared to the prior year

•	Income from discontinued operations, net of tax of $59.3 million

•	Consolidated net income was $56.1 million, a $58.2 million increase when compared to the prior year

•	Consolidated net income per share was $1.80 compared to a net loss per share of $0.07 in the prior year

•
Cash and cash equivalents was $147.6 million at the end of the first quarter, an increase of $126.9 million when compared to the immediate preceding quarter. This does not include any consideration from the Telecommunications Sale in January 2015.

Jeffrey Rittichier, the incoming CEO remarked: “The team put in a solid quarter operationally, while finishing a massive realignment of the business. With the divestitures of the Photovoltaics business and the Telecommunications business, EMCORE has a solid financial foundation and renewed focus on meeting the needs of its customers.” He went on to say, “I’m excited to be working with the team at EMCORE and am looking forward to restoring growth and profitability to the business.”

Business Outlook
As previously announced, on December 10, 2014, we completed the sale of our Space Photovoltaics business to SolAero Technologies Corp. In addition, as previously announced, on January 2, 2015, we completed the sale of our Telecommunications Fiber Optics business to NeoPhotonics Corporation (the “Digital Products Sale”). Following the completion of the Digital Products Sale, we continue to operate our Broadband Fiber Optics business.

We expect revenue for the Broadband Fiber Optics business for the second quarter ended March 31, 2015 to be in the range of $17 to $19 million.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning February 12, 2015 following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband and specialty fiber optics market. EMCORE provides optical components, subsystems and systems for Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We provide a non-GAAP net loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance. This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”).

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,
	2014	2013
Revenue	$18,416	$14,663
Cost of revenue	13,237	12,272
Gross profit	5,179	2,391
Operating expense:
Selling, general, and administrative	8,627	5,656
Research and development	2,174	1,824
Gain from change in estimate on ARO liquidity	(845)	—
Loss on sale of assets	228	—
Total operating expense	10,184	7,480
Operating loss	(5,005)	(5,089)
Other income (expense):
Interest expense, net	(130)	(126)
Foreign exchange gain	57	100
Gain on sale of investment	—	290
Change in fair value of financial instruments	36	(78)
Total other (expense) income	(37)	186
Loss from continuing operations before income tax expense	(5,042)	(4,903)
Income tax benefit	1,912	1,080
Loss from continuing operations	$(3,130)	$(3,823)
Income from discontinued operations, net of tax	59,258	$1,769
Net income (loss)	$56,128	$(2,054)
Per share data:
Net income (loss) per basic and diluted shares:
Continuing operations	$(0.10)	$(0.13)
Discontinued operations	$1.90	$0.06
Net income (loss) per basic share	$1.80	$(0.07)

Weighted-average number of basic and diluted shares outstanding	31,217	29,938

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	December 31, 2014	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$147,576	$20,687
Restricted cash	407	1,482
Accounts receivable, net	15,316	12,769
Inventory	15,926	15,644
Deferred income taxes, net	—	3,908
Prepaid expenses and other current assets	9,372	5,336
Current assets of discontinued operations	12,927	44,065
Total current assets	201,524	103,891
Property, plant, and equipment, net	8,228	10,446
Other intangible assets, net	76	82
Deferred income taxes, net	—	20,172
Other non-current assets, net	315	512
Non-current assets of discontinued operations	8,823	56,239
Total assets	$218,966	$191,342
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$—	$26,518
Accounts payable	9,444	6,804
Deferred gain associated with sale of assets	3,400	3,400
Warrant liability	86	122
Accrued expenses and other current liabilities	25,226	15,209
Current liabilities of discontinued operations	7,905	20,924
Total current liabilities	46,061	72,977
Asset retirement obligations	1,680	4,543
Other long-term liabilities	703	755
Non-current liabilities of discontinued operations	—	720
Total liabilities	48,444	78,995
Shareholders’ equity:
Common stock	758,126	755,368
Treasury stock	(2,071)	(2,071)
Accumulated other comprehensive income	1,126	1,837
Accumulated deficit	(586,659)	(642,787)
Total shareholders’ equity	170,522	112,347
Total liabilities and shareholders’ equity	$218,966	$191,342

We have provided a reconciliation of our non-GAAP loss from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Loss from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,
	2014	2013
Loss from continuing operations - US GAAP	$(3,130)	$(3,823)
Adjustments:
Amortization expense	6	6
Stock-based compensation expense	1,774	819
Income tax expense (benefit)	(1,912)	(1,080)
Accretion expense	16	44
Gain from change in estimate on ARO liability	(845)	—
Compensation expense associated with sale of Photovoltaics Business	2,118	—
Specific severance and restructuring charges	965	454
Foreign exchange gain	(57)	(100)
Loss on sale of assets	228	—
Gain on sale of investment	—	(290)
Change in fair value of financial instruments	(36)	78
Total adjustments	2,257	(69)
Loss from continuing operations - Non-GAAP	$(873)	$(3,892)

Loss from continuing operations - Non-GAAP per basic and diluted share	$(0.03)	$(0.13)
Weighted average number of basic and diluted shares outstanding	31,217	29,938

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended December 31,
(in thousands)	2014	2013
Cost of revenue	$104	$109
Selling, general, and administrative	1,565	553
Research and development	105	157
Total stock-based compensation expense	$1,774	$819

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com

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